UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2003

OM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

52-1736882
(I.R.S. Employer Identification Number)

Tower City
50 Public Square
Suite 3500
Cleveland, Ohio 44113-2204
(Address of principal executive offices)
(Zip code)

(216) 781-0083
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE AND INFORMATION PROVIDED UNDER ITEM 12

         The information furnished with this Form 8-K is submitted pursuant to this Item 9 and pursuant to Item 12 in accordance with SEC interim filing guidance.

         On June 3, 2003, OM Group, Inc. issued separate press releases announcing that it has entered into a definitive agreement to sell its Precious Metals business for €643 million in cash, and that it has signed a letter of intent to sell its PVC Heat Stabilizer product line for approximately $10 million in cash. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc. (Registrant)

Date: June 3, 2003	/s/ Thomas R. Miklich Name: Thomas R. Miklich Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of OM Group, Inc. dated June 3, 2003 regarding a definitive agreement to sell its Precious Metals Business.

99.2	Press Release of OM Group, Inc. dated June 3, 2003 regarding a letter of intent to sell its PVC Heat Stabilizer product line.